EXHIBIT 23.3

Consent of Independent Registered Public Accounting Firm

The Board of Directors and Shareholders
Terra Tech Corp.:

We consent to incorporation by reference in the Registration Statement on Form S-1 Amendment 1 of Terra Tech Corp. of our audit report dated July 9, 2013, with respect to the Balance Sheet of Edible Garden Corp. as of April 24, 2013 and the related Statements of Operations, Stockholders’ Equity and Cash Flows for the period from April 9, 2013 (date of inception) through April 24, 2013.

/s/ Tarvaran, Askelson & Company, LLP
Dana Point, CA
December 5, 2013